EXHIBIT 21.1



            LIST OF DIRECT AND INDIRECT SUBSIDIARIES OF NELNET, INC.


DIRECT SUBSIDIARIES:
National Education Loan Network, Inc. (organized in Nevada)
Nelnet Capital LLC (organized in Nebraska)
Premiere Credit of North America LLC (organized in Indiana)

INDIRECT SUBSIDIARIES:
Nelnet Corporate Services, Inc. (organized in Nevada)
Nelnet Guarantee Services, Inc. (organized in Florida)
Idaho Financial Associates, Inc. (organized in Idaho)
Nelnet Marketing Solutions, Inc. (organized in Florida)
National Higher Education Loan Program, Inc. (organized in Nebraska)
Charter Account Systems, Inc. (organized in New York)
Nelnet Canada Inc. (organized in Canada)
EFS, Inc. (organized in Indiana)
5280 Solutions, Inc. (organized in Colorado)
FirstMark Services, LLC (organized in Colorado)
Student Partner Services, Inc. (organized in Nebraska)
GuaranTec, LLP (organized in Florida)
ClassCredit, Inc. (organized in Florida)
InTuition, Inc. (organized in Florida)
EFS Finance Co. (organized in Indiana)
EFS Services, Inc. (organized in Indiana)
NELnet Student Loan Warehouse Corporation-1 (organized in Nevada)
Nelnet Student Loan Funding Management Corporation (organized in Nevada)
Nelnet Student Loan Funding, LLC (organized in Delaware)
NELNET Student Loan Corporation-1 (organized in Nevada)
NELNET Student Loan Corporation-2 (organized in Nevada)
NHELP-I, Inc. (organized in Nevada)
NHELP-II Inc. (organized in Nevada)
NHELP-II, LLC (organized in Nevada)
NHELP-III, Inc. (organized in Nevada)
EMT Corp. (organized in Indiana)
NELnet Private Student Loan Corporation-1 (organized in Nevada)
Nelnet Education Loan Funding, Inc. (f/k/a NEBHELP, INC.)(organized in Nebraska) MELMAC, Inc. (organized in Nevada)
MELMAC Enterprises, Inc. (organized in Nevada)
MELMAC, LLC (organized in Delaware)
Nelnet Mentor, LLC (organized in Nebraska)
National Education Loan of New England, Inc. (organized in Rhode Island) infiNET Integrated Solutions, Inc. (organized in Illinois)
Student Loan Acquisition Authority of Arizona, LLC (organized in Delaware)
SLAAA Acquisition Corp. (organized in Nebraska)
SLAAA Management Company (organized in Nebraska)
Shockley Financial Corp. (organized in Colorado)
BST Holdings, Inc. (organized in Rhode Island)